Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOTMATERIALAND IS THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on September 15, 2021, by and between Pagaya Technologies Ltd., a company organized under the laws of the Israel (“Pagaya”), and EJF Debt Opportunities Master Fund, LP, a Delaware limited liability company (the “Investor”). Capitalized terms used and not defined in this Subscription Agreement have the meanings ascribed to such terms in the Transaction Agreement (as defined below).

WHEREAS, this Subscription Agreement is being entered into in connection with that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among Pagaya, EJF Acquisition Corp., a Cayman Islands exempted company (“SPAC”), and Rigel Merger Sub Inc., a Cayman Islands exempted company and a direct, wholly-owned subsidiary of Pagaya (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Transaction Agreement, among other things, Merger Sub will merge with and into SPAC (the “Merger”), with SPAC as the surviving company in the Merger and, after giving effect to the Merger, becoming a wholly-owned subsidiary of Pagaya (the “Transaction”);

WHEREAS, in connection with the Transaction, Pagaya is seeking a commitment from the Investor to purchase, prior to the closing of the Transaction but following the consummation of the Capital Restructuring (as defined in the Transaction Agreement), Pagaya’s Class A ordinary shares, without par value (the “Shares”), for a purchase price of $10.00 per share (the “Per Share Subscription Price”), for an aggregate purchase price of up to $200,000,000, which purchase price assumes that Pagaya has effected the Corporate Restructuring, including the Stock Split, prior to the Closing (as defined below) in order to cause the per share price of one Share to be $10.00, subject to adjustment for any stock dividend, stock split, stock combination, recapitalization or similar event occurring after the date hereof;

WHEREAS, the aggregate amount of Shares to be purchased by the Investor (as set forth on the signature page hereto) is referred to herein as the “Subscription Shares”; and

WHEREAS, the aggregate purchase price to be paid by the Investor for the Subscription Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount”.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Pagaya acknowledges and agrees as follows:

1. Subscription. Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes for and agrees to purchase from Pagaya, and Pagaya hereby irrevocably agrees to issue and sell to the Investor, the Subscription Shares on the terms and subject to the conditions provided for herein (the “Subscription”).

2. Closing. The closing of the sale of the Subscription (the “Closing”) shall occur on the closing date of the Transaction (the “Closing Date”) and be conditioned upon the prior or substantially concurrent consummation of the Transaction and satisfaction of the other conditions set forth in Section 3 hereof. Upon delivery of written notice from (or on behalf of) Pagaya to the Investor (the “Closing Notice”) that Pagaya reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected closing date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall, two (2) business days prior to the expected closing date specified in the Closing Notice (or such other date agreed to in writing by Pagaya and the Investor), deliver, by wire transfer of United States dollars in immediately available funds, amounts, as determined by Pagaya, equal to all or portions of the Subscription Amount to (i) Pagaya and/or (ii) such other account(s) as designated by Pagaya. Pagaya will avoid making any use of the Subscription Amount or any part thereof until after the Closing. At Closing, Pagaya shall issue the Subscription Shares to the Investor and cause the Subscription Shares to be registered in book-entry form in the name of the Investor (or its nominee in accordance with its delivery instructions, as applicable) on Pagaya’s share register. For purposes of this Subscription Agreement, “business day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New

York, New York or Tel-Aviv, Israel are authorized or required by Legal Requirements to close. Prior to or at the Closing Date, the Investor shall deliver to Pagaya a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In the event the Closing does not occur within three (3) business days after the expected closing date specified in the Closing Notice, Pagaya shall promptly (but not later than three (3) business days after the expected closing date specified in the Closing Notice) return or cause the return of the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Subscription Shares shall be deemed cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Subscription Shares at the Closing. If any termination hereof occurs after the delivery by the Investor of the Subscription Amount for the Subscription Shares and prior to the Closing, Pagaya shall promptly (but not later than three (3) business days thereafter) return or cause the return of the Subscription Amount to the Investor without any deduction for or on account of any tax, withholding, charges or set-off.

3. Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Subscription Shares pursuant to this Subscription Agreement is subject to the satisfaction of the following conditions:

(a) no applicable governmental authority shall have enacted, rendered, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(b) all conditions precedent to Pagaya’s obligation to effect the Transaction as set forth in the Transaction Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Transaction Agreement (other than those conditions that, by their nature, may only be satisfied at the closing of the Transaction (including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Subscription Shares pursuant to this Subscription Agreement), but subject to the satisfaction or waiver of such conditions by the party entitled to the benefit thereof under the Transaction Agreement as of the Closing);

(c) (i) solely with respect to the Investor’s obligation to close, the representations and warranties made by Pagaya, and (ii) solely with respect to Pagaya’s obligation to close, the representations and warranties made by the Investor, in each case, in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date other than (x) those representations and warranties that are qualified by materiality, Material Adverse Effect (as defined below) or similar qualification, which shall be true and correct in all respects as of the Closing Date and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, as the case may be, which representations shall be true and correct in all respects) as of such date, in each case without giving effect to the consummation of the Transactions;

(d) solely with respect to Pagaya’s obligation to close, the Investor shall have wired the Subscription Amount in accordance with Section 2 of this Subscription Agreement and otherwise performed, satisfied and complied with, in all material respects, all of its covenants, agreements and conditions required by this Subscription Agreement that are required to be performed, satisfied and complied with by the Investor on or before the Closing Date;

(e) solely with respect to Pagaya’s obligation to close, the Investor shall have provided to Pagaya the documents set forth on Schedule B hereto;

(f) solely with respect to the Investor’s obligation to close, Pagaya shall have performed, satisfied and complied with, in all material respects, all of its covenants, agreements and conditions required by this Subscription Agreement that are required to be performed, satisfied and complied with by Pagaya on or before the Closing Date;

(g) solely with respect to the Investor’s obligation to close, the terms of the Transaction Agreement (including the conditions thereto) shall not have been amended or waived in a manner that would reasonably be expected to be materially adverse to the economic benefits the Investor reasonably expects to receive under this Subscription Agreement;

(h) there shall have been no amendment, waiver or modification to any Other Subscription Agreement that materially benefits any Other Investor thereunder unless the Investor and each of the remaining Other Investors has been offered substantially the same benefits;

(i) the Subscription Shares shall have been approved for listing on the Nasdaq Stock Market LLC (“Nasdaq”), subject to official notice of issuance, and no suspension of the qualification of the Subscription Shares for offering or sale or trading on Nasdaq and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred;

4. Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties deem to be reasonably necessary or advisable in order to consummate the Subscription.

5. Pagaya Representations, Warranties and Acknowledgements. Pagaya represents and warrants to, and agrees with, the Investor that:

(a) Pagaya is a company duly organized, validly existing under the laws of Israel and has all requisite corporate power and authority to carry on its business as presently conducted.

(b) As of the Closing Date, the Subscription Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Subscription Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Articles (as defined below) (as in effect at such time of issuance) or under the applicable laws of Israel or any other similar rights pursuant to any agreement or other instrument to which Pagaya is a party or by which it is otherwise bound.

(c) The Transaction Documents (as defined below) have been duly authorized, executed and delivered by Pagaya and, assuming that they constitute valid and binding agreements of each other party thereto, constitute legal, valid and binding obligations of Pagaya enforceable against Pagaya in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The issuance and sale by Pagaya of the Shares pursuant to the Transaction Documents and the consummation of the transactions herein and therein will be done in accordance with Nasdaq marketplace rules, and the consummation of the other transactions contemplated herein and therein, do not and will not (i) result in any conflict with or a breach or violation, with or without the passage of time and giving notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) pursuant to the terms of: (1) Pagaya’s Amended and Restated Articles of Association, as may be amended from time to time (the “Articles”); (2) any judgment, injunction, order, writ, decree or ruling of any Governmental Entity (as defined below) to which Pagaya or any of the Group Companies is subject; (3) any material contract or agreement, lease, license, indenture, mortgage, deed of trust, loan or commitment to which Pagaya is a party or any of the Group Companies or by which it is bound; or (4) any applicable law, judgment, order, rule or regulation; (ii) result in the creation or imposition of any lien, charge or encumbrance upon any assets of Pagaya or any of the Group Companies or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to Pagaya or any of the Group Companies; or (iii) subject to the accuracy and completeness of the representations and warranties of the Investor in Section 6 below, require the consent, approval or authorization of, registration, qualification or filing with, or notice to any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity (“Person”), on the part of Pagaya or any of the Group Companies, which has not heretofore been obtained or will be obtained prior to Closing; and in each case, that would not reasonably be expected to have a Material Adverse Effect. As used in this Subscription Agreement, the term “Governmental Entity” shall mean, with respect to the United States, Israel or any other foreign or supranational entity: (a) any federal, provincial, state, local, municipal, foreign, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality or tribunal, or similar body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing.

(e) As of the date of this Subscription Agreement, the Company’s authorized share capital is NIS 104,650, divided into 10,465,000 authorized Company Shares, of which (i) 8,258,757 are Company Ordinary Shares, 1,037,742 of which are issued and outstanding and (ii) 370,370 are Class A Preferred Shares, 370,370 of which are issued and outstanding, (iii) 179,398 are Class A-1 Preferred Shares, 172,857 of which are issued and outstanding, (iv) 412,554 are Class B Preferred Shares, 397,931 of which are issued and outstanding, (v) 343,498 are Class C Preferred Shares, 343,498 of which are issued and outstanding, (vi) 713,076 are Class D Preferred Shares, 688,301 of which are issued and outstanding, and (vii) 187,347 are Class E Preferred Shares, 187,347 of which are issued and outstanding. In addition, the Company has issued (A) 144,675 warrants to purchase Company Ordinary Shares, (B) 14,623 warrants to purchase Class B Preferred Shares, and (C) 23,101 warrants to purchase Class D Preferred Shares.

(f) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, Pagaya is not required to obtain any consent, approval or waiver, authorization of, registration, qualification or filing with, or notice to any Person, on the part of Pagaya, which has not heretofore been obtained or will be obtained prior to Closing, other than (i) filings with the Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 11 of this Subscription Agreement; or (iv) those required by the Nasdaq, including with respect to obtaining approval of Pagaya’s shareholders.

(g) Pagaya and the Group Companies are in compliance with all laws that are applicable to the conduct of its business as currently conducted, other than where failure to comply with any such law would not be reasonably expected to have a Material Adverse Effect. Pagaya is not in violation of or default under (i) any provisions of the Articles, or (ii) to Pagaya’s knowledge, any order, writ, injunction, decree, or judgment of any Governmental Entity, to which it is subject, where such violation or default would be reasonably expected to have a Material Adverse Effect. As used herein, “Material Adverse Effect” means any state of facts, development, change, circumstance, occurrence, event or effect (“Effect”) that, (a) individually or in the aggregate with other Effects, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole, or Investor, as applicable, or (b) would, or would reasonably be expected to, prevent the Company or Investor, as applicable, from consummating the Transactions before the Outside Date; provided, however, that solely for purposes of clause (a), in no event will any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) acts of war, sabotage, hostilities, civil unrest, protests, demonstrations, insurrections, riots, hostilities, cyberattacks or terrorism, or any escalation or worsening of the foregoing, or changes in national, regional, state or local political or social conditions in countries in which, or in the proximate geographic region of which, the Company or Investor, as applicable, operates; (ii) earthquakes, hurricanes, tornados, wild fires, or other natural disasters; (iii) epidemics, pandemics, including COVID-19 or any COVID-19 Measures, or other public health emergencies; (iv) changes directly attributable to the execution of this Subscription Agreement, the public announcement of the Transactions, the performance of this Subscription Agreement or the pendency of the Transactions (including the impact thereof on relationships with customers, suppliers, employees, investors, licensors, licensees or other third-parties related thereto) (provided, that this clause (iv) shall not apply to any representation or warranty to the extent such representation or warranty expressly addresses the consequences resulting from the execution and delivery of this Subscription Agreement, the performance of a Party’s obligations hereunder or the consummation of the transactions contemplated by this Subscription Agreement); (v) changes in applicable Legal Requirements or changes of official guidance or official positions of general applicability, or changes in enforcement policies or official interpretations thereof or decisions of general applicability by any Governmental Entity after the date of this Subscription Agreement; (vi) changes in U.S. GAAP (or any official interpretation thereof) after the date of this Subscription Agreement; (vii) general economic, regulatory, business or tax conditions, including changes in the credit, debt, capital, currency, securities or financial markets (including changes in interest or exchange rates); (viii) events, changes or conditions generally affecting participants in the industries and markets in which any Group Company or Investor, as applicable, operates; (ix) any failure of the Group Companies, taken as a whole, or Investor, as applicable, to meet any projections, forecasts, guidance, estimates or financial or operating predictions of revenue, earnings, cash flow or cash position (provided, that any Effect underlying such failure (except to the extent otherwise excluded by other clauses in this definition) shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); and (x) any actions (A) required to be taken, or required not to be taken, pursuant to the terms of this Subscription Agreement, (B) taken with the prior written consent of SPAC or (C) taken by, or at the written request of, SPAC; provided, further, that, in the case of clauses (i), (iii), (v), (vi), (vii) and (viii), such Effects shall be taken into account to the extent (but only to the extent) that such Effects have had or are reasonably likely to have a disproportionate impact on the Group Companies, taken as a whole, or Investor, as applicable, as compared to other participants in the industries or markets in which the Group Companies or Investor, as applicable, operate.

(h) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Subscription Shares by Pagaya to the Investor.

(i) Neither Pagaya nor any Person acting on its behalf has offered or sold the Subscription Shares by any form of general solicitation or general advertising in violation of the Securities Act or the applicable securities laws of any other jurisdiction.

(j) Pagaya may enter into other subscription agreements or joinders hereto (any such agreement, an “Other Subscription Agreement”) providing for the sale of Shares to certain other investors (an “Other Investor” and collectively, the “Other Investors”) as set forth on Schedule C. Neither Pagaya nor any of its affiliates has entered into any side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any Other Investor in connection with the transactions contemplated by such Other Subscription Agreements, other than (a) any Other Subscription Agreement and (b) as disclosed to Investor by Pagaya prior to the date hereof. No Other Subscription Agreement with any Other Investor includes or will include terms and conditions more advantageous to any Other Investor than to the Investor with respect to the purchase of Shares by such Other Investor and any Other Subscription Agreements reflect the same purchase price per share as the Per Share Purchase Price hereunder. No Other Subscription Agreement with any Other Investor will include terms and conditions more advantageous to any Other Investor than to each of the remaining Other Investors with respect to the purchase of Shares by such Other Investor and any Other Subscription Agreements reflect the same purchase price per share as the Per Share Purchase Price hereunder. There shall be no amendment, waiver or modification to any Other Subscription Agreement in any material respect that would result in a violation of the previous sentences or that otherwise materially benefits any Other Investor thereunder unless the Investor and the remaining Other Investors has been offered substantially the same benefits.

(k) The Subscription Shares are expected to be registered for resale under the Securities Act in accordance with the provisions set forth in Section 7.

(l) Other than as set forth in the Transaction Agreement, there are no securities or instruments issued by Pagaya containing anti-dilution provisions or preemptive rights that will be triggered by the issuance of (i) the Subscription Shares issued pursuant to this Subscription Agreement or (ii) the Shares to be issued pursuant to the Transaction Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

(m) Pagaya has not paid, and is not under any obligation to pay, any broker’s fee or commission in connection with the sale of the Subscription Shares other than to the Placement Agents (as defined below).

6. Investor Representations, Warranties and Acknowledgements. The Investor represents and warrants to, and agrees with, Pagaya that:

(a) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) if an Israeli resident or entity, is an investor in one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 (the “Securities Law”) and set forth in Schedule A, and by signing below confirms that it is fully familiar, following advice of its own legal counsel, with the implications of being such an investor who is investing in the Subscription Shares, (iii) is acquiring the Subscription Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Subscription Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is acquiring the Subscription Shares for investment purposes only and is not acquiring the Subscription Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Subscription Shares and the Investor is an “institutional account” as defined by FINRA Rule 4512(c).

(b) The Investor acknowledges and agrees that the Subscription Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Subscription Shares have not been registered under the Securities Act and that Pagaya is not required to register the Subscription Shares except as set forth in Section 7 of this Subscription Agreement. The Investor acknowledges and agrees that, unless the Subscription Shares are registered pursuant to an effective registration statement under the Securities Act, the Subscription Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor except (i) to Pagaya or a subsidiary thereof, (ii) to non-U.S. Persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entries representing the Subscription Shares shall contain a restrictive legend to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

(c) The Investor acknowledges and agrees that the Subscription Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscription Shares and may be required to bear the financial risk of an investment in the Subscription Shares for an indefinite period of time. The Investor acknowledges and agrees that the Subscription Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) under the Securities Act will apply to the Subscription Shares. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Subscription Shares.

(d) The Investor acknowledges and agrees that the Investor is purchasing the Subscription Shares from Pagaya. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Pagaya, SPAC, any of their respective affiliates or any control Persons, officers, directors, employees, agents or representatives of any of the foregoing or any other Person (including the Placement Agents), expressly or by implication, other than those representations, warranties, covenants and agreements of Pagaya expressly set forth in Section 5 of this Subscription Agreement.

(e) The Investor acknowledges and agrees that the Investor has received, reviewed and understood the offering materials made available to it in connection with the Transaction and such information as the Investor deems necessary in order to make an investment decision with respect to the Subscription Shares, including, with respect to SPAC, such information regarding the Transaction and the business of Pagaya and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed SPAC’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers from Pagaya directly and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscription Shares.

(f) The Investor became aware of this offering of the Subscription Shares solely by means of direct contact between the Investor, on the one hand, and SPAC, Pagaya or a representative of SPAC or Pagaya, on the other hand, and the Subscription Shares were offered to the Investor solely by direct contact between the Investor and SPAC, Pagaya or a representative of SPAC or Pagaya. The Investor did not become aware of this offering of the Subscription Shares, nor were the Subscription Shares offered to the Investor, by any other means. The Investor acknowledges that the Subscription Shares (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) are not being offered to the Investor in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any other Person (including SPAC, Pagaya, the Placement Agents, any of their respective affiliates or any control Persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of Pagaya contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Pagaya.

(g) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscription Shares. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscription Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither SPAC nor Pagaya has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

(h) The Investor acknowledges and agrees that none of the Placement Agents nor any affiliate of any of the Placement Agents (or any officer, director, employee or representative of any of the Placement Agents or any affiliate thereof) has provided the Investor with any information or advice with respect to the Shares nor is such information or advice necessary or desired. The Investor acknowledges that the Placement Agents, any affiliate of any of the Placement Agents (or any officer, director, employee or representative of any of the Placement Agents or any affiliate thereof) (i) have not made any representation as to the SPAC, Pagaya, Pagaya’s credit quality or the quality of the Shares, (ii) may have acquired non-public information with respect to the Pagaya which the Investor agrees need not be provided to it, (iii) have made no independent investigation with respect to Pagaya or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by Pagaya, (iv) have not acted as Pagaya’s financial advisor or fiduciary in connection with the issue and purchase of the Subscription Shares, (v) have not prepared a disclosure or offering document in connection with the offer and sale of the Shares and (vi) may have existing or future business relationships with SPAC and Pagaya (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.

(i) Alone, or together with any professional advisor(s), the Investor represents and acknowledges that the Investor has adequately analyzed and fully considered the risks of an investment in the Subscription Shares and determined that the Subscription Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Pagaya. The Investor acknowledges specifically that a possibility of total loss exists.

(j) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscription Shares or made any findings or determination as to the fairness of this investment.

(k) The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation (to the extent such concept exists in such jurisdiction).

(l) Except as would not reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any Governmental Entity, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Pagaya, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) the availability of specific performance, injunctive relief, or other principles of equity, whether considered at law or equity.

(m) Neither the Investor nor any of its officers, directors, managers, managing members, general partners or any other Person acting in a similar capacity or carrying out a similar function, is (i) a Person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union, any individual European Union member state, or the United Kingdom (collectively, “Sanctions Lists”); (ii) a Person whose property is blocked pursuant to an Executive Order, including Executive Order 13884; (iii) organized, incorporated, established, located, ordinarily resident, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) directly or indirectly owned 50% or more, or controlled by, or acting on behalf of, one or more Persons described in the foregoing clause (i), (ii) and/or (iii), or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, any individual European Union member state, or the United Kingdom, to the extent applicable to it. The Investor further represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Subscription Shares were legally derived.

(n) If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), then the Investor represents and warrants that (1) neither Pagaya nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Subscription Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Subscription Shares; and (2) its purchase of the Subscription Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(o) No disclosure or offering document has been provided to the Investor by J.P. Morgan Securities LLC (“JPM”), UBS Securities LLC (“UBS” and together with JPM, collectively, the “Placement Agents”) or any of their affiliates in connection with the offer and sale of the Subscription Shares.

(p) The Investor acknowledges that none of the Placement Agents, any of their affiliates, or any control Persons, officers, directors, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to SPAC, Pagaya or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by Pagaya.

(q) In connection with the issue and purchase of the Subscription Shares, none of the Placement Agents or any of their affiliates has acted as the Investor’s financial advisor or fiduciary.

(r) The Investor has or has commitments to have and, when required to deliver payment to Pagaya pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Subscription Shares pursuant to this Subscription Agreement.

(s) No broker’s or finder’s fees or commissions will be payable by the Investor with respect to the transactions contemplated hereby.

(t) The Investor hereby agrees that, from the date of this Subscription Agreement until the Closing Date (or earlier termination of this Subscription Agreement), neither the Investor nor any Person acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any Short Sales (as defined below) with respect to securities of SPAC or Pagaya. In addition, as of the date of this Subscription Agreement, the Investor does not have, and during the thirty (30) day period immediately prior to the date of this Subscription Agreement, the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or Short Sale positions with respect to the securities of SPAC or Pagaya. For purposes of this Section 6(t), “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), or sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing in this Section 6(t) shall prohibit other entities under common management with the Investor that have no knowledge of this Subscription Agreement or of the Investor’s Subscription (including the Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers or desks managing other portions of such Investor’s assets, the limitations set forth in the first sentence of this Section 6(t) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscription Shares covered by this Subscription Agreement.

(u) The Investor represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) (a “Disqualification Event”) is applicable to the Investor or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Investor hereby agrees that it shall notify Pagaya promptly in writing in the event a Disqualification Event becomes applicable to the Investor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 6(u), “Rule 506(d) Related Party” shall mean a Person that is a beneficial owner of the Investor’s securities for purposes of Rule 506(d) under the Securities Act.

(v) The Investor hereby acknowledges that it is aware of the fact that, in addition to their capacity as Placement Agents in connection with the Subscription, (i) JPM is acting as financial advisor to Pagaya and (ii) UBS is acting as financial advisor to SPAC, in each case in connection with the Transaction.

7. Registration Rights.

(a) Pagaya agrees that, within thirty (30) calendar days following the Closing Date (such deadline, the “Filing Deadline”), Pagaya will submit to or file with the SEC a registration statement for a shelf registration on Form F-1, Form F-3 (if Pagaya is then eligible to use a Form F-3 shelf registration) or other appropriate form (the “Registration Statement”), in each case, covering the resale of the Subscription Shares acquired by the Investor pursuant to this Subscription Agreement which are eligible for registration (determined as of two (2) business days prior to such submission or filing) (the “Registrable Shares”) and Pagaya shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as is reasonably practicable after the filing thereof, but no later than the earliest of (i) the 90th calendar day following the filing date thereof if the SEC notifies Pagaya that it will “review” the Registration Statement and (ii) the 10th business day after the date Pagaya is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that Pagaya’s obligations to include the Registrable Shares in the Registration Statement are contingent upon the Investor furnishing in writing to Pagaya such information regarding the Investor or its permitted assigns, the securities of Pagaya held by Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by Pagaya to effect the registration of the Registrable Shares, and the Investor shall execute such documents in connection with such registration as Pagaya may reasonably request that are customary of a selling shareholder in similar situations, including providing that Pagaya shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided that the Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares other than as necessary or advisable in order to allow, support or facilitate the registration of the Registrable Shares or as requested by an underwriter that is managing a registration or sale of the Registrable Shares. Pagaya will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review at least five (5) business days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall Pagaya be required to delay or postpone the filing of such Registration Statement as a result of or in connection with the Investor’s review. Pagaya shall, upon reasonable request, inform the Investor as to the status of the registration effected by Pagaya pursuant to this Subscription Agreement.

(b) For as long as the Investor holds any Subscription Shares, Pagaya will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Subscription Shares pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) (in each case, when Rule 144 of the Securities Act becomes available to the Investor). Any failure by Pagaya to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve Pagaya of its obligations to file or effect the Registration Statement as set forth above in this Section 7. Notwithstanding the foregoing, if the SEC prevents Pagaya from including any or all of the Subscription Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscription Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Subscription Shares which is equal to the maximum number of Subscription Shares as is permitted by the SEC. In such event, the number of Subscription Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. As soon as is reasonably practicable upon notification by the SEC that the Registration Statement has been declared effective by the SEC, Pagaya shall file the final prospectus under Rule 424 of the Securities Act. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw from the Registration Statement.

(c) At its expense Pagaya shall:

(i) except for such times as Pagaya is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Pagaya determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) the date the Investor ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by Investor may be sold without restriction under Rule 144, including any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Pagaya to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) two (2) years from the date of effectiveness of the Registration Statement. The period of time during which Issuer is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) during the Registration Period, use commercially reasonable efforts to advise the Investor, upon written request, within five (5) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by Pagaya of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Pagaya shall not, when so advising the Investor of such events described in Section 7(c)(ii) above, provide the Investor with any material, nonpublic information regarding Pagaya other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding Pagaya;

(iii) during the Registration Period use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) during the Registration Period upon the occurrence of any event contemplated in Section 7(c)(ii)(4) above, except for such times as Pagaya is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Pagaya shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) during the Registration Period use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the Subscription Shares issued by Pagaya have been listed;

(vi) during the Registration Period or when the Subscription Shares may be sold without restriction pursuant to Rule 144, cause Pagaya’s transfer agent (the “transfer agent”) to remove the legend set forth above in Section 6(b) and any other restrictive legend on any Subscription Shares, at the Investor’s request, as soon as reasonably practicable after the Subscription Shares are sold pursuant to Rule 144; and

(vii) during the Registration Period otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Subscription Agreement, in connection with the registration of the Registrable Shares.

(d) Notwithstanding anything to the contrary in this Subscription Agreement, Pagaya shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines (a) that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act or (ii) the negotiation or consummation of a transaction by Pagaya or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Pagaya’s board of directors reasonably believes would require additional disclosure by Pagaya in the Registration Statement of material information that Pagaya has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Pagaya’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements, (b) to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with financial statements that are not made available to Pagaya for reasons beyond its control, or (c) in the good faith judgment of the majority of Pagaya’s board of directors, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to Pagaya and the majority of Pagaya board of directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that Pagaya shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter and Pagaya may not delay or suspend the Registration Statement on more than three (3) occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and twenty (120) total calendar days in each case during any twelve (12) month period. Upon receipt of any written notice from Pagaya of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding sales conducted pursuant to Rule 144) until Investor receives copies of a supplemental or amended prospectus (which Pagaya agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pagaya that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Pagaya unless otherwise required by law or subpoena. If so directed by Pagaya, Investor will deliver to Pagaya or, in Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary set forth herein, Pagaya shall not, when advising the Investor of a Suspension Event, provide the Investor with any material, nonpublic information regarding Pagaya other than to the extent that providing notice to the Investor of the occurrence of a Suspension Event constitutes material, nonpublic information regarding Pagaya.

(e) The Investor may deliver written notice (an “Opt-Out Notice”) to Pagaya requesting that the Investor not receive notices from Pagaya otherwise required by Section 7; provided, however, that the Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (i) Pagaya shall not deliver any such notices to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Investor’s intended use of an effective Registration Statement, the Investor will notify Pagaya in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(e)) and the related suspension period remains in effect, Pagaya will so notify the Investor, within two (2) business days of the Investor’s notification to Pagaya, by delivering to the Investor a copy of such previous notice of Suspension Event, and thereafter will provide the Investor with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(f) Indemnification.

(i) Pagaya agrees to indemnify, to the extent permitted by law, Investor (to the extent a seller under the Registration Statement), its directors, officers, partners, managers, members, investment advisors, employees, shareholders and each Person who controls Investor (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including, without limitation, reasonable and documented attorneys’ fees of one (1) law firm) arising from, in connection with, or relating to any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information so furnished in writing to Pagaya by or on behalf of such Investor expressly for use therein or such Investor has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7(f)(i) shall not apply to amounts paid in settlement of any losses, claims, damages, liabilities and out of pocket expenses if such settlement is effected without the consent of Pagaya (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Pagaya be liable for any losses, claims, damages, liabilities and out of pocket expenses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such Person to deliver or cause to be delivered a prospectus made available by Pagaya in a timely manner, (B) as a result of offers or sales effected by or on behalf of any Person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by Pagaya, or (C) in connection with any offers or sales effected by or on behalf of an Investor in violation of Section 7(d) hereof.

(ii) In connection with any Registration Statement in which an Investor is participating, such Investor shall furnish (or cause to be furnished) to Pagaya in writing such information as Pagaya reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Pagaya, its directors, officers, agents, employees and each Person or entity who controls Pagaya (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and reasonable documented out of pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees of one (1) law firm) arising from, in connection with, or relating to any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information so furnished in writing by on behalf of such Investor expressly for use therein; provided, however, that the indemnification contained in this Section 7(f)(ii) shall not apply to amounts paid in settlement of any losses, claims, damages, liabilities and out of pocket expenses if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld, conditioned or delayed), and provided further that the liability of such Investor shall be several and not joint with any other investor and shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii) Any Person entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) outside counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person or entity of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 7(f) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 7(f)(i), Section 7(f)(ii) and Section 7(f)(iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(f)(v) from any Person who was not guilty of such fraudulent misrepresentation.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing and (d) July 15, 2022 (the “Outside Date”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach; provided, further, that the Outside Date shall be extended automatically once for three (3) months if all of the conditions set forth in Section 8.1, Section 8.2 and Section 8.3 of the Transaction Agreement have been satisfied or waived at the Outside Date and those conditions which by their terms would be satisfied at the Closing. Pagaya shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 8, any monies paid by the Investor to Pagaya in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Investor.

9. Miscellaneous.

(a) Without the prior written consent of Pagaya, neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Subscription Shares acquired hereunder, if any) may be transferred or assigned, other than (i) upon written notice to Pagaya to a wholly owned subsidiary of the Investor or transferred or assigned to any fund or account managed by the same investment manager as the Investor or an affiliate thereof or investment advisor that manages the Investor or an affiliate thereof that controls, is controlled by or under common control with such Investor or such investment manager or investment advisor, or (ii) as set forth on Schedule C. Neither this Subscription Agreement nor any rights that may accrue to Pagaya hereunder or any of Pagaya’s obligations may be transferred or assigned other than pursuant to the Transaction.

(b) Pagaya may request from the Investor such additional information as Pagaya may deem necessary to evaluate the eligibility of the Investor to acquire the Subscription Shares and in connection with the inclusion of the Subscription Shares in the Registration Statement, and the Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures. Pagaya agrees to keep any such information provided by the Investor confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request. The Investor acknowledges that Pagaya may file a copy of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Pagaya.

(c) The Investor acknowledges that Pagaya, SPAC (as a third-party beneficiary with the right to enforce this Subscription Agreement) and the Placement Agents (as third-party beneficiaries with the right to enforce Section 4, Section 5, Section 6, Section 9, and Section 10 hereof on their own behalf and not on behalf of SPAC or Pagaya) will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify Pagaya, SPAC and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate. The Investor acknowledges and agrees that the purchase by the Investor of the Subscription Shares from Pagaya will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

(d) Pagaya acknowledges that the Investor, SPAC (as a third-party beneficiary with the right to enforce Section 1, Section 2 and Section 4 of this Subscription Agreement) and the Placement Agents (as third-party beneficiaries with the right to enforce Section 4, Section 5, Section 6, Section 9, and Section 10 hereof on their own behalf and not on behalf of the Investor or SPAC) will rely on the acknowledgments, understandings, agreements, representations and warranties of Pagaya contained in this Subscription Agreement. Prior to the Closing, Pagaya agrees to promptly notify the Investor, SPAC and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of Pagaya set forth herein are no longer accurate.

(e) Pagaya, SPAC, the Placement Agents and the Investor are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any action, suit, hearing, claim, charge, audit, lawsuit, litigation, inquiry or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity (“Legal Proceeding”) with respect to the matters covered hereby to the extent required by applicable law, regulatory body or stock exchange requirement.

(f) All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party in this Subscription Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(g) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto and, to the extent required by the Transaction Agreement, SPAC. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(h) For purposes of this Subscription Agreement, no course of dealing among any or all of the parties shall operate as a waiver of the rights or remedies hereof.

(i) This Subscription Agreement (including the schedule hereto), together with the Transaction Agreement, the Sponsor Commitment Letter, the SPAC Voting Agreement, the Sponsor Agreement and the Registration Rights Agreement (each as defined in the Transaction Agreement) (together, the “Transaction Documents”) constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7(f), Section 9(c) and Section 9(d) with respect to the Persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any Person other than the parties hereto, and their respective successor and assigns.

(j) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(k) In the event that any term, provision, covenant or restriction of this Subscription Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (i) such provision will be fully severable; (ii) this Subscription Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Subscription Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Subscription Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

(l) Each party shall pay all of its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Subscription Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

(m) The decision of the Investor to purchase the Subscription Shares pursuant to this Subscription Agreement has been made by the Investor independently of any other investor and independently of any information, materials, statements opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of SPAC, Pagaya or any of their respective subsidiaries which may have been made or given by any other investor or by any agent or employee of any other investor, and neither the Investor nor any of its agents or employees shall have any liability to any other investor relating to or arising from any such information, materials, statements or opinions. No action taken by the Investor or any other investor pursuant hereto or thereto, shall be deemed to constitute the Investor and any other investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and any other investor are in any way acting in concert or as a “group” (within the meaning of Section 13(d) of the Exchange Act) with respect to such obligations or the transactions contemplated by this Subscription Agreement. The Investor acknowledges that no other investor has acted as agent for the Investor in connection with making its investment hereunder and no other investor will be acting as agent of the Investor in connection with monitoring its investment in the Subscription Shares or enforcing its rights under this Subscription Agreement.

(n) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail, in .pdf or by DocuSign or similar electronic signature) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(o) The parties hereto agree and acknowledge that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties agree that each party shall be entitled to specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Subscription Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties hereto. Each party hereby further acknowledges that the existence of any other remedy contemplated by this Subscription Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereby further agrees that in the event of any action by the other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

(p) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof to the extent such principles would result in the laws of another jurisdiction being applicable.

(q) Each party irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware (or, to the extent that the such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), in each case in connection with any matter based upon or arising out of this Subscription Agreement and the consummation of the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party waives, and shall not assert as a defense in any legal dispute, that: (i) such party is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such party’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each party hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13. Notwithstanding the foregoing in this Section 9(q), any party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(r) TO THE EXTENT NOT PROHIBITED BY ANY APPLICABLE LEGAL REQUIREMENT THAT CANNOT BE WAIVED, EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

10. Non-Reliance and Exculpation. The Investor acknowledges and agrees that: (a) it is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person (including the Placement Agents, any of their affiliates or any control Persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of Pagaya expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Pagaya; (b) each of the Placement Agents is acting solely as placement agent in connection with the Subscription and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the Investor or any other Person in connection with the Subscription; (c) none of the Placement Agents, any of their affiliates or any control Persons, officers, directors, employees, partners, agents or representatives of any of the foregoing has made, or will make, any (x) representation or warranty, whether express or implied, of any kind or character and have not provided, and will not provide, any advice or recommendation in connection with the Subscription or (y) independent investigation with respect to SPAC, Pagaya or the Subscription Shares or the accuracy, completeness or adequacy of any information supplied by Pagaya and (d) the Placement Agents have not prepared a disclosure or offering document in connection with the offer and sale of the Subscription Shares. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement (including such other investor’s respective affiliates or any control Persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their affiliates or any control Persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, (iii) any other party to the Transaction Agreement (other than SPAC and Pagaya), or (iv) SPAC, any affiliates, or any control Persons, officers, directors, employees, partners, agents or representatives of any of SPAC, Pagaya or any other party to the Transaction Documents shall be liable to the Investor, or to any other investor, pursuant to this Subscription Agreement, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscription Shares. On behalf of itself and its affiliates, the Investor releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

11. Press Releases; Publicity. Pagaya shall, by 9:00 a.m., New York City time, on the business day immediately following the date of this Subscription Agreement, cause SPAC to issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the Subscription Amount, all material terms of the Transaction and any other material, non-public information that SPAC, Pagaya or any of their officers, directors, employees or agents (including Placement Agents) have provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, the Investor shall not be in possession of any material, non-public information received from SPAC, Pagaya or any of their officers, directors or employees. All press releases, marketing materials or other public communications or disclosures relating to the transactions contemplated hereby between Pagaya and the Investor, and the method of the release for publication thereof, shall be subject to the prior approval of (a) Pagaya, and (b) to the extent such press release or public communication or disclosure references the Investor or its affiliates or investment advisors by name, the Investor which approval shall not be unreasonably withheld, conditioned or delayed; provided that neither Pagaya nor the Investor shall be required to obtain consent pursuant to this Section 11 to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11. The restriction in this Section 11 shall not apply to the extent the public announcement or disclosure is required by applicable securities law (including in connection with the Registration Statement), any Governmental Entity or stock exchange rule; provided that in such an event, unless prohibited by law, rule or regulation, the disclosing party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

12. Exculpation of Placement Agents. The Investor acknowledges and agrees for the express benefit of the Placement Agents, and their affiliates and their and their affiliates’ respective officers, directors, employees or representatives that neither the Placement Agents, nor any of their affiliates or any of their or their affiliates’ officers, directors, employees or representatives shall be liable to any the Investor, pursuant to this Subscription Agreement, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscription Shares by the Investor.

13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date of delivery if delivered personally; (b) one (1) business day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) when sent, if delivered by email (provided that no “error message” or other notification of non-delivery is generated); or (d) on the fifth (5th) business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to Pagaya, to:

Pagaya Technologies Ltd. 90 Park Ave, New York, NY 10016

Attention:	Gal Krubiner Richmond Glasgow
Email:	*@pagaya-inv.com *@pagaya.com

with copies (which shall not constitute a notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001
Attention:	Andrea Nicolas
Jeffrey Brill
Maxim Mayer-Cesiano
B. Chase Wink
Email:	andrea.nicolas@skadden.com
jeffrey.brill@skadden.com
maxim.mayercesiano@skadden.com
b.chase.wink@skadden.com

and

Goldfarb Seligman & Co., Law Offices Ampa Tower, 98 Yigal Alon Street, Tel Aviv 6789141, Israel
Attention:	Sharon Gazit, Adv.
Aaron M. Lampert, Adv.
Email:	sharon.gazit@goldfarb.com
aaron.lampert@goldfarb.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: EJF DEBT OPPORTUNITIES MASTER FUND, LP By: EJF Opportunities FP, LLC Its: General Partner By: EJF Capital LLC Its: Sole Member	State/Country of Formation or Domicile: Delaware

By: /s/ Neal J. Wilson
Name: Neal J. Wilson
Title: Co-Chief Executive Officer

Name in which the Subscription Shares are to be registered (if different):	Date: September 15, 2021

Investor’s EIN:

Entity Type (e.g., corporation, partnership, trust, etc.):	Delaware limited liability company

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $200,000,000	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Pagaya in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Pagaya has accepted this Subscription Agreement as of the date set forth below.

PAGAYA TECHNOLOGIES LTD.

By:	/s/ Avi Zeevi
Name: Avi Zeevi Title: Chairman of the Board of Directors

By:	/s/ Gal Krubiner
Name: Gal Krubiner Title: Chief Executive Officer

Date: September 15, 2021

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

☐	We are an “institutional account” as defined by FINRA Rule 4512(c).

**OR**

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

3.	☐ We are an “institutional account” as defined by FINRA Rule 4512(c).

Rule 501(a) under the Securities Act, in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who Pagaya reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment advisor makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

**AND**

[Schedule A to Subscription Agreement]

C.	QUALIFIED ISRAELI INVESTOR STATUS (for Israeli investors only – please check the applicable box):

1.

Are you an investor in one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 (the “Securities Law”), and listed below, such an investor being referred to in this Questionnaire as a “Qualified Israeli Investor”?

☐ Yes             ☐ No

2.	Please specify the category listed in the First Addendum to the Israeli Securities Law, to which you belong, by completing below.

The Investor is a “Qualified Israeli Investor” if it is an entity or individual that meets any one of the following categories at the time of the sale of securities to the Investor (Please check the applicable subparagraphs):

☐	A joint investment fund or the manager of such a fund within the meaning of the Joint Investments in Trust Law, 5754-1994;

☐	A provident fund or the manager of such a fund within the meaning of the Control of Financial Services Law (Provident Funds), 5765-2005;

☐	An insurance company as defined in the Supervision of Insurance Business Law, 5741-1981;

☐

A banking corporation or a supporting corporation within the meaning of the Banking (Licensing) Law, 5741-1981, with the exception of a joint services company, purchasing for their own account or for the accounts of clients who are Qualified Israeli Investors or who are otherwise listed in Section 15A(b) of the Securities Law (collectively, “Exempt Investors”);

☐

A licensed portfolio manager within the meaning of the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 5755-1995 (“Investment Advice Law”), purchasing for its own account or for the accounts of clients who are Exempt Investors;

☐	A licensed investment advisor or a licensed investment marketer within the meaning of the Investment Advice Law, purchasing for its own account;

☐	A member of the Tel Aviv Stock Exchange, purchasing for its own account or for the accounts of clients who are Exempt Investors;

☐	An underwriter that satisfies the criteria prescribed in Section 56(c) of the Israeli Securities Law, 5728-1968, purchasing for its own account;

☐

A venture capital fund (defined for this purpose as an entity whose principal activity is investing in entities that are engaged primarily in research and development, or in the manufacture of innovative products and processes, with an unusually high investment risk);

☐	An entity that is wholly owned by Exempt Investors;

☐	An entity, except for an entity that was incorporated for the purpose of investing in securities in a specific offering, whose shareholders equity exceeds NIS 50 million; or

☐	An individual who fulfills at least one of the following criteria (note: you must provide confirmation from your certified public accountant regarding the criterion you satisfy):

(a)	the aggregate value of Liquid Assets owned by such investor exceeds NIS 8,095,444;

[Schedule A to Subscription Agreement]

(b)

such investor’s annual income in each of the previous two years exceeds NIS 1,214,317, or the annual income of the Family Unit to which such investor belongs, for the same period, exceeds NIS 1,821,475; or

(c)

the total value of such investor’s Liquid Assets exceeds NIS 5,059,652 and such investor’s annual income in each of the previous two years exceeds NIS 607,158, or the annual income of such investor’s Family Unit for the same period exceeds NIS 910,737;

Whereas:

“Liquid Assets” means cash, deposits, Financial Assets (as defined in the Investment Advice Law) and Securities traded in a Stock Exchange (as such terms are defined in the Securities Law).

“Family Unit” means an individual and his or her family members who are living with him or her, or who are financially dependent on each other.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

[Schedule A to Subscription Agreement]

SCHEDULE B

INVESTOR DELIVERABLES

1.	Organizational documents (charters, articles of incorporation, etc.) of the Investor.

2.	Names of ultimate beneficial owners holding 10% or more of the Investor’s beneficial ownership (“UBOs”).

3.	Passport/national ID of natural person UBOs.

[Schedule B to Subscription Agreement]

SCHEDULE C

[****]

[Schedule C to Subscription Agreement]